Human Resources| June 29 – July 27, 2009 Confidential AMD Stock Option Exchange Program Eligible Employee Overview EXHIBIT (a)(1)(xv) Employee Presentation Materials

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

By the end of our session you should be familiar
with…
Basic Terminology
Stock option exchange program objective
Plan design elements
Stock option exchange election process
Timeline, including deadline
Where to go with questions

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Basic Terminology
Stock Option – A right, but not the obligation, to buy
stock at an agreed-upon price on or after a specific date.
Stock Appreciation Right (SAR) – A right to receive a
bonus equal to the appreciation in the company’s stock
over a specified period (can be settled in cash or shares).
Restricted Stock Unit (RSU) - An unsecured promise
by the employer to grant a set number of shares of stock
to the employee upon the completion of the vesting
schedule. RSUs can also be settled in cash.
Exercise Price – The price at which an underlying
security is purchased.  The exercise price is set in
advance. The difference between the exercise price and
the market price at the time the option is exercised is
what gives it value.

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Basic Terminology
Underwater – A condition when the exercise price of a
stock option is higher than the market price of the stock.
Vesting - The process by which employees accrue non-
forfeitable rights based on a number of years of service,
or possibly meeting performance criteria.
Expiration Date – The day on which an option contract
is no longer valid, and, therefore, ceases to exist.
Exchange ratio – The relationship between the number
of options exchanged and the number of replacement
options .  If the exchange ratio is 5 to 1, you will need to give up (exchange) five options to receive one new
option.

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 5 Program Objective

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Program Objective
Allow eligible employees the opportunity to exchange
eligible underwater stock options for fewer
replacement stock options
The replacement options will provide renewed
incentives that are better aligned with the current
stock price and AMD’s shareholders

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 7 Plan Design Elements

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Overview of Plan Design Elements
Employee Eligibility – Excluded from participation are AMD’s executive officers, members of the board of directors and
employees in Russia.  The remaining current employees, who hold eligible options, are eligible to participate.
Eligible Options are determine by exercise price, grant date and expiration date
Exchange Ratios - Employee can elect to exchange underwater
options for fewer new options that carry an equivalent value
Terms of replacement options – all replacement options will
have a new vesting schedule and expiration dates are maintained
Grant-by-grant flexibility - Eligible employees can elect to exchange all or none of a particular grant.  Employees can
exchange one grant and not another.

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Employee eligibility
Exclude Executive Officers (Meyer, Rivet, McCoy and Ghilardi),
members of the Board of Directors and employees in Russia
Include all other current employees who hold stock options that meet the eligibility criteria
•
To be eligible, must be an employee on the date of the
replacement grant (July 27, 2009)
•
Employees terminating prior to the close of the Tender Offer will be ineligible
•
Approximately 3,800 employees are eligible to participate in the offer

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Options eligible for exchange must meet all three
criteria – exercise price, grant date and expiration
Exercise price must be greater than the 52-week high - >$6.34
Grant Date must be more than 12 months prior to exchange - granted before
June 29, 2008
Expiration date must be later than the first replacement vesting date – expires after July 27, 2010
Original Grant
Date Expiration Date
Option
Number
Exercise
Price Per
Share
Shares
Subject to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
4/8/2004 4/8/2014 23456 $17.60 1000 1000 0 11 to 1
5/2/2005 5/2/2015 78912 $16.07 5000 4500 500 11 to 1
4/10/2006 4/10/2016 34567 $17.87 8000 7250 750 11 to 1
11/15/2007 11/15/2014 89123 $12.70 4000 2500 1500 5 to 1
2/15/2008 2/15/2015 45678 $  6.45 6000 1999 4001 1.5 to 1
5/15/2008 5/15/2015 91234 $  7.41 4375 1458 2917 1.5 to 1

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Exchange ratios vary by exercise price
Exercise Price
Ranges
Exchange
Ratios
$6.35 - $9.99 1.5 to 1
$10.00 - $15.99 5 to 1
$16.00 and up 11 to 1
Original Grant
Date Expiration Date
Option
Number
Exercise
Price Per
Share
Shares Subject
to Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Replacement
Options
4/8/2004 4/8/2014 23456 $17.60 1000 1000 0 11 to 1 90
5/2/2005 5/2/2015 78912 $16.07 5000 4500 500 11 to 1 454
4/10/2006 4/10/2016 34567 $17.87 8000 7250 750 11 to 1 727
11/15/2007 11/15/2014 89123 $12.70 4000 2500 1500 5 to 1 800
2/15/2008 2/15/2015 45678 $  6.45 6000 1999 4001 1.5 to 1 4000
5/15/2008 5/15/2015 91234 $  7.41 4375 1458 2917 1.5 to 1 2916

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Replacement options will have new vesting
schedules
Options replacing vested shares subject to the old options vest
100% after one year (July 27, 2010)
Options replacing unvested shares subject to the old options -
vest 50% after one year and 50% after two years (July 27,
2010 and July 27, 2011)
Original Grant
Date Expiration Date
Exercise
Price Per
Share
Shares
Subject to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Replacement Options
Total
Vesting in
One Year
Vesting in
Two Years
4/8/2004 4/8/2014 $17.60 1000 1000 0 11 to 1 90 90 0
5/2/2005 5/2/2015 $16.07 5000 4500 500 11 to 1 454 431 23
4/10/2006 4/10/2016 $17.87 8000 7250 750 11 to 1 727 693 34
11/15/2007 11/15/2014 $12.70 4000 2500 1500 5 to 1 800 650 150
2/15/2008 2/15/2015 $  6.45 6000 1999 4001 1.5 to 1 4000 2667 1333
5/15/2008 5/15/2015 $  7.41 4375 1458 2917 1.5 to 1 2916 1944 972

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Expiration Dates will not change
Replacement options maintain the same expiration dates as the exchanged options
Options expiring before the first replacement option vesting date
(July 27, 2010) will not be eligible for exchange
Original Grant
Date Expiration Date
Exercise
Price Per
Share
Shares
Subject to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Replacement Options
Total
Vesting in
One Year
Vesting in
Two Years
4/8/2004 4/8/2014 $17.60 1000 1000 0 11 to 1 90 90 0
5/2/2005 5/2/2015 $16.07 5000 4500 500 11 to 1 454 431 23
4/10/2006 4/10/2016 $17.87 8000 7250 750 11 to 1 727 693 34
11/15/2007 11/15/2014 $12.70 4000 2500 1500 5 to 1 800 650 150
2/15/2008 2/15/2015 $  6.45 6000 1999 4001 1.5 to 1 4000 2667 1333
5/15/2008 5/15/2015 $  7.41 4375 1458 2917 1.5 to 1 2916 1944 972

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Grant-by-grant flexibility
Employees can elect to exchange some eligible grants and not others, all eligible grants, or none at all
Employees cannot elect to split a grant, exchanging some and retaining the other portion
Original Grant
Date Expiration Date
Exercise
Price Per
Share
Shares
Subject to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Replacement Options
Total
Vesting in
One Year
Vesting in
Two Years
4/8/2004 4/8/2014 $17.60 1000 1000 0 11 to 1 90 90 0
5/2/2005 5/2/2015 $16.07 5000 4500 500 11 to 1 454 431 23
4/10/2006 4/10/2016 $17.87 8000 7250 750 11 to 1 727 693 34
11/15/2007 11/15/2014 $12.70 4000 2500 1500 5 to 1 800 650 150
2/15/2008 2/15/2015 $  6.45 6000 1999 4001 1.5 to 1 4000 2667 1333
5/15/2008 5/15/2015 $  7.41 4375 1458 2917 1.5 to 1 2916 1944 972

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 15 Participation is voluntary Nobody is required to participate in the stock option exchange

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 16 Process Overview

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 17 Process Overview– June 29 – July 27, 2009, 11:00 pm Central

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 18 Process Overview, Continued

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Tender Offer Tool Hints
Navigation
•
Do not use your browser Back and Forward buttons
– Use the navigation buttons built into the
application
Supported Browsers
•
Internet Explorer is the only “supported” browser.
However, tests have shown that Firefox also works.
Timeout
•
Your session will end with ten (10) minutes of
inactivity – nothing is saved unless you complete the
election process through to confirmation

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 20 Timeline

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 21 Timeline June 29, 2009 through July 27, 2009 at 11:00 pm Central

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential 22 Where to go with questions

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Questions
Advice
•
AMD and/or any independent firms hired by AMD
with respect to the offer cannot give legal, tax or
investment advice with respect to the offer.  You are
being advised to consult with your own legal, tax
and investment advisors as to the consequences of
participating or not participating in the offer.
Q&A
•
Please review the Q&A document accessible from the
option exchange tool for common questions

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Questions, continued
Tender Offer (TO) Statement
•
Access the formal Schedule TO, filed with the SEC,
from launch email
Ask the Stock Administration Team –
•
Preferred approach -
hrsc.stockadministration@amd.com
•
Alternative approach – leave a message on the
Option Exchange Helpline – x51174
•
We’re targeting a response time of within 24 hours.
Depending on volume, the response may differ,
especially the first and last weeks of the offer.

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Employee Sessions
http://amdcentral.amd.com/AboutAMD/NewsandEvents/InternalN
ews/internalcorporatenews/Pages/StockOptionExchangeQA.aspx

| Stock Option Exchange | June 29 – July 27, 2009 | Confidential

Trademark Attribution
AMD, the AMD Arrow logo and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and/or other jurisdictions. Other names used in this presentation are for identification purposes only and may be trademarks of their respective owners.
©2008 Advanced Micro Devices, Inc. All rights reserved.